UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Eventbrite, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 8, 2023

This proxy statement supplement (this “Supplement”), dated May 24, 2023, supplements and amends the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2023 (the “Proxy Statement”) relating to the proxies being solicited by the Board of Directors (the “Board”) of Eventbrite, Inc., a Delaware corporation (the “Company” and “we,” “us” or “our”), in connection with the Company’s Annual Meeting of Shareholders to be held on Thursday, June 8, 2023 (the “Annual Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

The purpose of this Supplement is to update the biographical information of Ms. August-deWilde on page 14 of the Proxy Statement. Her updated biographical information is below.

Background:

Ms. August-deWilde has served on our Board since February 2016. Ms. August-deWilde served on the board of directors of First Republic Bank from 1988 to May 2023. First Republic Bank offered private personal banking, private business banking, and private wealth management services. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation and the Federal Deposit Insurance Corporation (FDIC) was appointed receiver. JPMorgan Chase Bank, National Association (N.A.), Columbus, Ohio acquired all deposit accounts and substantially all the assets of First Republic Bank. Ms. August-deWilde held several executive leadership roles at First Republic Bank, including COO from 1993 to 2014, and President from 2007 to 2015. Ms. August-deWilde has served on the board of directors of Sunrun, a publicly-traded solar panel and energy company, since 2016, where she is chair of the compensation committee. From 2013 to May 2022, Ms. August-deWilde served on the board of directors of TriNet Group, a publicly-traded human resources software solution company. She also currently serves on the board of directors of a number of privately-held companies. Ms. August-deWilde is currently a member of the Board of Directors of Tipping Point Community. Ms. August-deWilde holds a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts in History from Goucher College.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from information contained in the Proxy Statement, the information in this Supplement updates the Proxy Statement.

If you have already voted by proxy, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement. Important information regarding how to vote your shares and how to change votes already cast is available in the Proxy Statement.

/s/ Julia Taylor
Julia Taylor
General Counsel

May 24, 2023